Subsidiaries of the Company
as of December 31, 2016

Name of the Subsidiary	State or Other Jurisdiction of Incorporation or Organization

LSF9 Cypress Parent LLC	Delaware

LSF9 Cypress Holdings LLC	Delaware

Construction Products Acquisition, LLC	Delaware

Foundation Building Materials, LLC	California

FBM AIV Blocker II LLC	Delaware

FBM AIV Blocker LLC	Delaware

FBM BAV LLC	Delaware

FBM Finance, Inc.	Delaware

FBM GWBM Inc.	Delaware

FBM Gypsum Supply LLC	Delaware

FBM Gypsum Supply of Illinois LLC	Delaware

FBM HABS/KBS LLC	Delaware

FBM Intermediate Holdings LLC	Delaware

FBM Intermediate LLC	Delaware

FBM Michigan LLC	Delaware

FBM Ohio LLC	Delaware

FBM Columbus LLC	Delaware

FBM Southeast LLC	Delaware

FBM Southwest LLC	Delaware

FBM Wagner Distribution LLC	Delaware

FBM Wholesale Builders Supply LLC	Delaware

FBM/W&S LLC	Delaware

Great Western Building Materials, Inc.	Arizona

Home Acres Building Supply Co. LLC	Michigan

Home Acres Holdings LLC	Delaware

FBM Kent Gypsum Supply, Inc.	Washington

Kobrin Builders Supply, LLC	Florida

Kobrin Builders’ Supply Holdings, LLC	Michigan

Oxnard Building Materials, Inc.	California

ProWall Building Products, Inc.	Arizona

FBM Galaxy, Inc.	Pennsylvania

FBM Minnesota, Inc.	Nevada

FBM Logistics, LLC	Indiana

FBM Canada GSD, Inc.	Alberta

FBM Canada SPI, Inc.	Alberta